UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 19, 2007, Trident Microsystems, Inc. (the “Company”) received the decision of the Nasdaq Listing Qualifications Panel (the “Panel”) stating that the Panel has determined to grant the Company’s request for continued listing on The Nasdaq Stock Market, subject to the condition that the Company has solicited proxies and held its annual meeting of stockholders on or prior to November 28, 2007. In addition, the Panel agreed that combining the 2006 and 2007 proxy statements and annual shareholders’ meeting is a sound approach under the circumstances.
The Company was unable to hold its annual meeting for the 2006 fiscal year due to the long delay in filing its Form 10-K for the fiscal year ended June 30, 2006. The Company had previously received a letter from The Nasdaq Stock Market stating that the Company’s failure to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq as required by Marketplace Rule 4350(e) and 4350(g) serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market. However, the Panel agreed that the Company, after a long process that involved an independent investigation into its historical stock options, filing of restated financial statements, and adoption of remedial measures, is finally current in its filing obligations, and, accordingly, that it did not serve investors well to delist the Company at this juncture based on a deficiency that is inextricably linked to the Company’s original deficient late filings, which the Company has expended significant effort and time to resolve.
The Company has scheduled its annual meeting for Tuesday, November 20, 2007. A notice of the annual meeting will be mailed on or about October 19, 2007 to stockholders of record as of October 10, 2007.
The Company issued a press release on September 24, 2007, disclosing its receipt of the decision from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Press release, dated September 24, 2007, concerning decision of The Nasdaq Listing Qualifications Panel.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 24, 2007

TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
General Counsel, Vice President of Human Resources & Corporate Secretary

Exhibit Index

Exhibit
No.	Description
Exhibit 99.1	Press release, dated September 24, 2007, concerning decision of The Nasdaq Listing Qualifications Panel.